UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011 (June 10, 2011)

TOMOTHERAPY INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Accuray Incorporated

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices) (zip code)

(408) 716-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below), on June 10, 2011, TomoTherapy Incorporated (the “Company”) entered into that certain Third Amended and Restated Loan Agreement, dated June 10, 2011 (the “Loan Agreement”), between the Company and M&I Marshall & Ilsley Bank (the “Bank”) and executed an Amended and Restated Promissory Note, dated June 10, 2011 (the “Note”) in favor of the Bank.  The Note amends, restates and replaces that certain promissory note in the principal amount of $40 million executed by the Company and payable to the Bank, dated November 30, 2010.  The Loan Agreement amends, restates and replaces that certain loan agreement by and between the Company and the Bank, dated as of December 1, 2007, as amended by that certain Amended and Restated Loan Agreement, dated December 1, 2009 and that certain Second Amended and Restated Loan Agreement dated November 30, 2010.  Pursuant to the Loan Agreement and the Note, the Company reduced the principal amount of the revolving credit facility from $40 million to $1.5 million and eliminated certain financial covenants.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 10, 2011, the Company completed its merger (the “Merger”) with Jaguar Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of Accuray Incorporated (“Parent”), whereby Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.  The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of March 6, 2011 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company.

The source of funds for the cash consideration paid in the Merger is Parent’s cash on hand as well as $65,000,000 in cash that the Company deposited into a Company account with the exchange agent, pursuant to the Merger Agreement.

The disclosure under Item 3.03 below is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to a resolution adopted by the Company’s Board of Directors on June 3, 2011 contingent upon the approval and adoption of the Merger Agreement by the Company’s shareholders, the Company notified The NASDAQ Global Select Market (“NASDAQ”) on June 10, 2011 that the Merger had been completed and requested that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with respect to the delisting of the common stock of the Company, par value $0.01 per share (“Company Common Stock”), from NASDAQ and the deregistration of Company Common Stock under Section 12(b) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The Merger was completed on June 10, 2011.  At the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock (other than shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of the Company) was converted into the right to receive (i) $3.15 in cash, without interest, and (ii) 0.1648 shares of the common stock of Parent, par value $0.001 per share (“Parent Common Stock”).  Notwithstanding the foregoing, the stock portion of the merger consideration payable to holders of shares of restricted stock of the Company will continue to be subject to the same terms and conditions applicable to the restricted stock as of immediately prior to the Effective Time, including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable plan, related award document or any other agreement, and the cash portion of the merger consideration payable to holders of shares of restricted stock of the Company will not be payable until the date on which such restricted shares would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time.

Upon the Effective Time, holders of Common Stock immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than their right to receive the merger consideration pursuant to the terms and conditions of the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.  The disclosures under Items 2.01 and 3.03 above and Item 5.02 below are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each director of the Company resigned as a member of the Board of Directors of the Company and any committee thereof of which such director was a member.  These resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Pursuant to the Merger Agreement, upon completion of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company immediately after the Effective Time.

In addition, as of the Effective Time, each of the Chief Executive Officer and President (principal executive officer), Chief Financial Officer and Treasurer (principal financial and accounting officer), Chairman of the Board of Directors and Co-Founder, Vice President, General Counsel and Corporate Secretary, Vice President, Operations and Business Development and Chief Commercial Officer ceased to hold his or her respective position with the Company.  Immediately following the Effective Time, Euan S. Thomson, Ph.D. was appointed as the President and CEO of the Company; Chris Raanes was appointed as the Senior Vice President and Chief Operating Officer of the Company; Derek Bertocci was appointed as the Senior Vice President and Chief Financial Officer of the Company; Darren J. Milliken was appointed as the Senior Vice President, General Counsel and Corporate Secretary of the Company; and Theresa Dadone was appointed as the Senior Vice President, Human Resources of the Company.  Each such individual is also an officer of Parent.

Pursuant to Section 2.2(d) of the Merger Agreement, the Company terminated the Company’s 2007 Employee Stock Purchase Plan (the “ESPP”) as of the Effective Time and amended the ESPP to shorten the offering thereunder in progress such that the “Exercise Date” (as defined the ESPP) would be June 9, 2011, which was the last business day immediately preceding the Effective Time.

In addition, pursuant to the Merger Agreement, the Company amended its Retirement Savings Plan such that as of the Effective Time, each “Continuing Employee” (as defined in the Merger Agreement) would become fully vested in each of such employee’s accounts maintained under the Retirement Savings Plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the amended and restated articles of incorporation of the Company were amended and restated in their entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K (the “Amended and Restated Articles of Incorporation”) and the amended and restated bylaws of the Company, as amended, were amended and restated in their entirety as set forth in Exhibit 3.2 to this Current Report on Form 8-K (the “Amended and Restated Bylaws”).  The copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description
2.1*	Agreement and Plan of Merger, dated as of March 6, 2011, by and among Accuray Incorporated, Jaguar Acquisition, Inc. and TomoTherapy Incorporated

3.1	Amended and Restated Articles of Incorporation of TomoTherapy Incorporated

3.2	Amended and Restated Bylaws of TomoTherapy Incorporated

*                                         Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by TomoTherapy Incorporated on March 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMOTHERAPY INCORPORATED

	By:	/s/ Darren J. Milliken
	Name:	Darren J. Milliken
	Title:	Senior Vice President and General Counsel
Date: June 13, 2011

EXHIBIT INDEX

Number	Description
2.1*	Agreement and Plan of Merger, dated as of March 6, 2011, by and among Accuray Incorporated, Jaguar Acquisition, Inc. and TomoTherapy Incorporated

3.1	Amended and Restated Articles of Incorporation of TomoTherapy Incorporated

3.2	Amended and Restated Bylaws of TomoTherapy Incorporated

*                                         Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by TomoTherapy Incorporated on March 7, 2011.